Exhibit 99.3

CERBERUS CYBER SENTINEL CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated balance sheet as of June 30, 2020 and the unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2020 and the year ended December 31, 2019 are based on the historical consolidated financial statements of Cerberus Cyber Sentinel Corporation, a Delaware corporation (“Cerberus”, “CCSC” or the “Company”) and Clear Skies Security LLC, a Georgia limited liability company (“Clear Skies”) after giving retroactive effect to the Company’s acquisition of Clear Skies effective July 31, 2020 (the “Acquisition”), and applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2020 is presented as if the Acquisition had occurred on June 30, 2020, and is derived from the unaudited condensed consolidated balance sheet of the Company at June 30, 2020 and the unaudited condensed balance sheet of Clear Skies at June 30, 2020 and gives effect to certain pro forma adjustments. The unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2020 is presented as if the Acquisition had occurred on January 1, 2020 and gives effect to certain pro forma adjustments and are derived from the unaudited condensed consolidated statement of operations of the Company for the six months ended June 30, 2020 and the unaudited condensed consolidated statement of operations of Clear Skies for the six months ended June 30, 2020; the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2019 are derived from the audited historical statement of operations of the Company for the year ended December 31, 2019 and the audited historical statement of operations of Clear Skies for the year ended December 31, 2019 and are presented as if the Acquisition occurred on January 1, 2019 and give effect to certain pro forma adjustments.

The unaudited pro forma condensed consolidated financial information is based on the assumptions set forth in the notes to such information. These adjustments are provisional and subject to further adjustment as additional information becomes available, additional analyses are performed, and as warranted by changes in current conditions and future expectations. The unaudited pro forma adjustments made in preparation of the unaudited pro forma information are based upon available information and assumptions that the Company considers to be reasonable and have been made solely for purposes of developing such unaudited pro forma condensed consolidated financial information for illustrative purposes in compliance with the disclosure requirements of the Securities and Exchange Commission (“SEC”).

The unaudited pro forma adjustments have been made solely for informational purposes. The actual results reported by the Company in periods following the Acquisition may differ significantly from that reflected in these unaudited pro forma condensed consolidated financial statements. As a result, the unaudited pro forma condensed consolidated information is not intended to represent and does not purport to be indicative of what the Company’s financial condition or results of operations would have been had the Acquisition been completed on the applicable dates of the unaudited pro forma condensed consolidated financial statements. In addition, the unaudited pro forma condensed consolidated financial information does not purport to project the future financial condition and results of operations of the Company.

The unaudited pro forma condensed consolidated financial statements, including the notes thereto, should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma condensed consolidated financial statements;
●	the audited consolidated financial statements of the Company for the year ended December 31, 2019 and the related notes thereto, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 30, 2020;
●	the unaudited condensed consolidated financial statements of the Company for the three and six months ended June 30, 2020 and 2019 and the related notes thereto, included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 17, 2020;
●	the audited financial statements of Clear Skies for the year ended December 31, 2019 and the related notes thereto, filed as Exhibit 99.1 to this Current Report on Form 8-K/A; and
●	the unaudited condensed financial statements of Clear Skies for the six months ended June 30, 2020 and 2019 and the related notes thereto, filed as Exhibit 99.2 to this Current Report on Form 8-K/A.

The purchase price allocation takes into account the information management believes is reasonable. Nevertheless, the Company has one year from the Closing Date to make a final determination of purchase price accounting allocations; and, accordingly, adjustments may be made to the foregoing allocations for the Acquisition.

CERBERUS CYBER SENTINEL CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2020

	Historical		Pro Forma		Pro Forma
	CCSC	Clear Skies	Adjustments		Combined

ASSETS

Current Assets:
Cash and cash equivalents	$2,043,469	$184,827	$-		$2,228,296
Accounts receivable, net	806,532	115,000	-		921,532
Prepaid expenses and other current assets	247,021	-	-		247,021
Total Current Assets	3,097,022	299,827	-		3,396,849

Property and equipment, net	66,460	-	-		66,460
Right of use asset	17,901	-	-		17,901
Intangible assets, net	1,053,556	-	-		1,053,556
Goodwill	2,278,939	-	779,565	(1),(2)	3,058,504

Total Assets	$6,513,878	$299,827	$779,565		$7,593,270

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$811,632	$13,191	$-		$824,823
Line of credit	27,000	-	-		27,000
Stock payable	22,000	-	-		22,000
Deferred revenue	66,434	-	-		66,434
Lease liability	4,304	-	-		4,304
Loans payable	718,650	134,200			852,850
Note payable - related party	109,787	-	-		109,787
Total Current Liabilities	1,759,807	147,391	-		1,907,198

Long-term Liabilities:
Loan payable, net of current portion	40,858	-	-		40,858
Lease liability, net of current portion	13,682	-	-		13,682

Total Liabilities	1,814,347	147,391	-		1,961,738

Commitments and Contingencies

Stockholders’ Equity:
Common stock, $.00001 par value; 250,000,000 shares authorized; 111,654,771 shares issued and outstanding	1,117	-	23	(1)	1,140
Additional paid-in capital	7,537,171	-	931,978	(1)	8,469,149
Members’ equity	-	152,436	(152,436	)(2)	-
Retained earnings (Accumulated deficit )	(2,838,757)	-	-		(2,838,757)

Total Stockholders’ Equity	4,699,531	152,436	779,565		5,631,532

Total Liabilities and Stockholders’ Equity	$6,513,878	$299,827	$779,565		$7,593,270

See the unaudited notes to the Pro Forma Condensed Consolidated Financial Statements

CERBERUS CYBER SENTINEL COPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2019

	Historical		Pro Forma		Pro Forma
	CCSC	Clear Skies	Adjustments		Combined

Revenues, net	$1,907,930	$1,106,650	$-		$3,014,580

Cost of revenues	936,172	698,202	-		1,634,374

Total gross profit	971,758	408,448	-		1,380,206

Operating expenses:
Professional fees	622,336	11,995	-		634,331
Selling, general and administrative	768,286	643,493	-		1,411,779
Stock based compensation	823,651	-	-		823,651
Loss on impairment of intangible assets	100,000	-	-		100,000
Total operating expenses	2,314,273	655,488	-		2,969,761

Loss from operations	(1,342,515)	(247,040)	-		(1,589,555)

Other income (expense):
Interest income (expense), net	(11,853)	147	-		(11,706)

Total other income (expense)	(11,853)	147	-		(11,706)

Loss before provision for income taxes	(1,354,368)	(246,893)	-		(1,601,261)

Provision for income taxes	-	-	-	(3)	-

Net loss	$(1,354,368)	$(246,893)	$-		$(1,601,261)

Net loss per common share - basic	$(0.01)				$(0.02)
Net loss per common share - diluted	$(0.01)				$(0.02)

Weighted average shares outstanding - basic	93,080,426				95,410,426
Weighted average shares outstanding - diluted	93,080,426				95,410,426

See the unaudited notes to the Pro Forma Condensed Consolidated Financial Statements

CERBERUS CYBER SENTINEL COPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2020

	Historical		Pro Forma		Pro Forma
	CCSC	Clear Skies	Adjustments		Combined

Revenues, net	$2,618,708	$450,075	$-		$3,068,783

Cost of revenues	1,633,742	318,415	-		1,952,157

Total gross profit	984,966	131,660	-		1,116,626

Operating expenses:
Professional fees	401,310	7,196	-		408,506
Salaries and benefits	808,671	177,284			985,955
Selling, general and administrative	494,175	27,174	-		521,349
Stock based compensation	669,339	-	-		669,339
Total operating expenses	2,373,495	211,654	-		2,585,149

Loss from operations	(1,388,529)	(79,994)	-		(1,468,523)

Other income (expense):
Interest income (expense), net	(6,718)	31	-		(6,687)
Other income	10,000	-	-		10,000

Total other expense	3,282	31	-		3,313

Loss before provision for income taxes	(1,385,247)	(79,963)	-		(1,465,210)

Provision for income taxes	-	-	-	(3)	-

Net loss	$(1,385,247)	$(79,963)	$-		$(1,465,210)

Net loss per common share - basic	$(0.01)				$(0.01)
Net loss per common share - diluted	$(0.01)				$(0.01)

Weighted average shares outstanding - basic	108,847,565				111,177,565
Weighted average shares outstanding - diluted	108,847,565				111,177,565

See the unaudited notes to the Pro Forma Condensed Consolidated Financial Statements

CERBERUS CYBER SENTINEL CORPORATION AND SUBSIDIARIES

Notes to Unaudited Pro Forma Condensed CONSOLIDATED Financial Statements

NOTE 1 - ACQUISITION OF CLEAR SKIES

On July 31, 2020, the Company entered into and effected a Share Purchase Agreement (the “SPA”) with Clear Skies, and its equity holders. Pursuant to the terms of the SPA, Clear Skies became a wholly owned subsidiary of the Company. Pursuant to the SPA, at the effective time of the Acquisition, Clear Skies’ outstanding equity was exchanged for 2,330,000 shares of the Company’s common stock.

Immediately following the Acquisition, the Company had 113,984,771 shares of common stock issued and outstanding. The pre-acquisition stockholders of the Company retained an aggregate of 111,654,771 shares, representing approximately 98% ownership of the post-acquisition company. Therefore, upon consummation of the Acquisition, there was no change in control.

The Company accounted for this transaction in accordance with the acquisition method of accounting for business combinations. Assets and liabilities of the acquired business will be included in the Company’s unaudited condensed consolidated balance sheet as of September 30, 2020, based on the retrospective estimated fair value on the date of Acquisition as determined in a purchase price allocation using available information and making assumptions management believes are reasonable.

Per ASC Topic 805, Business Combinations, the measurement period is the period after the Acquisition date during which the acquirer may adjust the provisional amounts recognized for a business combination. The measurement period shall not exceed one year from the acquisition date. The Company has identified the acquisition date as July 31, 2020. Subsequent to the issuance of these financial statements, the Company expects to obtain a third-party valuation on the fair value of the assets acquired and the liabilities assumed for use in the purchase price allocation.

The following table shows the preliminary allocation of the purchase price paid by the Company to the acquired identifiable assets, liabilities assumed and goodwill as of July 31, 2020, to be presented in the Company’s unaudited condensed consolidated financial statements for the nine months ended September 30, 2020:

Consideration paid	$932,000

Tangible assets acquired:
Cash	189,143
Accounts receivable	189,150
Total tangible assets	$378,293

Assumed liabilities:
Accounts payable	21,340
Loan payable	134,200
Total assumed liabilities	$155,540

Net assets acquired	$222,753

Goodwill (a.) (b.)	$709,247

a. Goodwill is the excess of the purchase price over the fair value of the underlying net tangible and identifiable intangible assets. In accordance with applicable accounting standards, goodwill is not amortized but instead is tested for impairment at least annually or more frequently if certain indicators are present. Goodwill and intangibles are not deductible for tax purposes.

b. Goodwill represents expected synergies from the merger of operations and intangible assets that do not qualify for separate recognition. Cerberus and Clear Skies are both cybersecurity service providers. The acquisition of Clear Skies provides Cerberus potential sales synergies resulting from Cerberus’ access to Clear Skies’ current client-base to offer additional services. Goodwill also represents Clear Skies’ customer list as well as Mr. McKenzie’s two-year non-compete agreement to which the Company was unable to assign a fair value at this time. These items will be assigned a fair value upon the completion of the third-party valuation, and will be amortizable, which will affect the pro forma loss from operations and loss per share.

The above purchase price allocation is not reflected in the unaudited pro forma condensed consolidated balance sheet at June 30, 2020 (See Note 4).

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The unaudited pro forma condensed consolidated financial statements have been compiled in a manner consistent with the accounting policies adopted by the Company. The accounting policies of Clear Skies were not deemed to be materially different to those adopted by the Company. See the Company’s audited financial statements as of December 31, 2019 and 2018.

NOTE 3 - ACQUISITION-RELATED COSTS

In conjunction with the Acquisition, the Company incurred acquisition-related charges, related primarily to investment banking, legal, accounting and other professional services which are expensed as incurred.

NOTE 4 - PRO FORMA ADJUSTMENTS

The unaudited pro forma condensed consolidated financial statements are based upon the historical financial statements of the Company and Clear Skies and certain adjustments, which the Company believes are reasonable to give effect to the Acquisition. These adjustments are based upon currently available information and certain assumptions, and therefore the actual impacts will likely differ from the pro forma adjustments. The unaudited pro forma condensed consolidated balance sheet at June 30, 2020 reflects the assets, liabilities and equity positions of the Company and Clear Skies as of June 30, 2020. This differs from the fair value of the assets and liabilities acquired by the Company on July 31, 2020 as discussed above in Note 1. However, the Company believes that the preliminary determination of the fair value of goodwill and other related assumptions utilized in preparing the unaudited pro forma condensed consolidated financial statements provide a reasonable basis for presenting the pro forma effects of the Acquisition.

The adjustments made in preparing the unaudited pro forma condensed consolidated financial statements are as follows:

(1) Reflects the fair value of the 2,330,000 shares of common stock issued to the members of Clear Skies in the Acquisition, at $0.40 per share.

(2) Reflects the estimated amount of goodwill purchased as part of the Acquisition and the elimination of Clear Skies’ members’ equity.

(3) No adjustment was made for pro forma taxes on Clear Skies, which has historically been a pass-through entity, given the losses generated by CCSC and Clear Skies.